Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospecus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   Form SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------


                                InvestNet, Inc.
                                ---------------
                 (Name of small business issuer in its charter)



            Nevada                         1041                  87-0650263
            ------                         ----                  ----------
   (State of jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)  Identification No.)



     Ruairidh Campbell                   Copy to: Richard Surber, Esq.
     938 Howe Street, Suite 713                   268 West 400 South, Suite 300
     Vancouver, B.C., Canada V6Z 1N9              Salt Lake City, Utah 84101
     (604) 331-1803                               (801) 575-8073
--------------------------------------------------------------------------------
         (Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an Articles of Incorporation pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier   effective   registration   statement   for  the   same   offering.
[ ]_________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ________________________.

                                          CALCULATION OF REGISTRATION FEE

 Title of each class of         Amount of            Dollar             Proposed           Proposed
    securities to be         securities to be     Amount to be          maximum            maximum
       registered               registered         registered        offering price       aggregate          Amount of
                                                                       per share        offering price    registration fee
      Common Stock          10,000,000 shares       $100,000             $0.01             $100,000             $35.00
=========================  ==================== =================  ================== ==================  ==================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus dated August 3, 2000

                                 INVESTNET, INC.

                         100,000 shares of Common Stock
                                 $0.01 per share


The Offering:

                              Per Share      Total
                              ---------      -----

Public Price               $       0.01    $  100,000
Underwriting(1)            $       0.00    $     0.00
Discounts/Commissions(2)   $       0.00    $     0.00
Proceeds to InvestNet(3)   $       0.01    $  100,000


-------------------------
     (1)InvestNet has decided not to use an underwriter for the distribution. See "Plan of Distribution."

     (2)The numbers shown do not include a legal, accounting, printing, escrow fees, and related costs incurred in connection with the Offering, which will be payable by InvestNet. These expected expenses are estimated to total $11,000 .

     (3) The proceeds realized from this Offering will not be held in an escrow account.

InvestNet, Inc. is a Nevada Corporation which intends to engage in the business of mineral exploration and development. We are offering up to a total of 10,000,000 shares of common stock (the "Shares"). This is a best efforts, no minimum basis Offering. There is no minimum number of shares which we must sell in this Offering and we will commence the Offering on the effective date of this Prospectus. This Offering is to be made on a continuing basis.

                            Proposed Trading Symbol:

                     OTC Bulletin Board ("OTC:BB") - "INNT"

Prior to this Offering, there has been no public market for our securities and no assurance can be given that a more active market will develop following the sale of Shares being offered in this Prospectus, or that any shares purchased in this Offering can be sold at or near the offering price, or at all.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS. YOU SHOULD CAREFULLY CONSIDER THESE RISKS BEFORE PURCHASING OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES NOR MAY OFFERS TO BUY BE ACCEPTED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THERE CAN NOT BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                 INVESTNET, INC.
                  Offering of 10,000,000 Shares of Common Stock

                                   Prospectus
                                 August 3, 2000

                                TABLE OF CONTENTS

                                                                            Page

Summary .......................................................................2
Summary of Selected Financial Information .....................................3
Risk Factors ..................................................................3
Use of Proceeds ..............................................................11
Determination of Offering Price ..............................................12
Selling Security Holders .....................................................13
Plan of Distribution .........................................................13
Legal Matters & Proceedings ..................................................13
Directors, Executive Officers, Promoters &
     Control Persons .........................................................13
Security Ownership of Certain Beneficial
     Owners and Managers .....................................................14
Description of Securities ....................................................15
Interest of Named Experts and Counsel ........................................15
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities ...............................16
Description of Business ......................................................16
Description of Property ......................................................22
Management's Discussion and Analysis of
       Financial Condition and Results of Operations .........................23
Certain Relationships and Related Transactions ...............................25
Market of Common Equity and Related
     Stockholder Matters .....................................................25
Executive Compensation .......................................................25
Changes in and Disagreements with Accounts
     or Accounting and Financial Disclosure ..................................26
Financial Statements ........................................................F-1


InvestNet, Inc. intends to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the "Commission"). The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http:www.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically. We plan to apply for a quote of our common stock on the OTC Bulletin Board ("OTC:BB"). Should we be successful, our reports and other information will further be available for inspection at the OTC Bulletin Board website address.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, we will provide at no cost to each security holder copies of our annual report which will include audited financial statements. Also, we will provide, at no cost to each person who has received a Prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (604) 331-1803 or write to:

         Ruairidh Campbell
         InvestNet, Inc.
         938 Howe Street, Suite 713
         Vancouver, British Columbia
         V6Z 1N9 Canada

First page of the Prospectus

                                     SUMMARY

The following summary highlights certain information found in more detail elsewhere in this Prospectus. As such, before you decide to buy our common stock, in addition to the following summary, you are urged to read the entire Prospectus carefully, especially, the risks of investing in our common stock as discussed under "Risk Factors." (See "Risk Factors").

                                 INVESTNET, INC.

Our Business

InvestNet, Inc. is a corporation formed under the laws of the State of Nevada on March 16, 2000. Our executive offices are located at 938 Howe Street, Suite 713, Vancouver, British Columbia, Canada V6Z 1N9 and our telephone number is (604) 331-1803. Our registered statutory office is located at 920 Sierra Vista Drive in Las Vegas, Nevada 89109.

We have acquired an option to explore, identify and potentially develop a gold, silver and other precious metals property located in the vicinity of the city of Greenwood, British Columbia known as the Bow Mines property. The Bow Mines property and surrounding areas have a history of producing precious metals. Based upon information available from prior exploration of the area, we believe that the possibility of identifying and developing precious metal deposits on the Bow Mines property may be economically feasible relative to the terms of our Option Agreement and current world prices for gold and other precious metals. See "Description of Business" for a more detailed description of our business.

                                  THE OFFERING

Securities Offered.
               10,000,000 Shares. (See "Description of Securities" beginning on page 16).

Shares of Common Stock Outstanding.
               Before Offering.......................................... 500,000
               After Offering ....................................... 10,500,000

Use of Proceeds by InvestNet.
               We intend to use the net proceeds from this Offering to pay for the Offering expenses, for organizational purposes and for the preliminary exploration necessary to identify gold, silver and other precious metals on the Bow Mines property for possible recovery. (See "Use of Proceeds" beginning on page 11, "Description of Business" beginning on page 16 and "Description of Property" beginning on page 22).

Risk Factors
               The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the complete loss of their entire investment. (See "Risk Factors" beginning on page 3).

Trading Symbols of Securities
               Proposed OTC:BB Symbol for Common Stock .....................INNT

                       SUMMARY OF SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:

                                                                  June 12, 2000 (Date of
                                                                      Inception) to
                                                                      June 30, 2000
                                                                  ----------------------
Revenue

   Net Sales                                                  $                            0
   Cost of Sales                                                                           0
Gross Profit                                                                               0
                                                              ------------------------------
Selling, General and Administrative Expense                                            2,046
Operating Profit (Loss)                                                               (2,046)
                                                              ------------------------------
Other Income (Expense)                                                                     0
Net Profit (Loss)                                             $                       (2,046)
                                                              ==============================

BALANCE SHEET DATA:

                                                                      June 30, 2000
                                                                      -------------
Cash and Cash Equivalents                                     $                        2,954
Working (Deficit)                                                                      2,954
Total Assets                                                                          32,954
Total Liabilities                                                                     30,000
Shareholder Equity                                            $                        2,954

Loss Per Common Share                                                                     (0)
                                                              ------------------------------
Weighted average number of common shares outstanding                                 500,000
                                                              ==============================

                                  RISK FACTORS

You should carefully consider the possibility that your entire investment may be lost, as such you are encouraged to evaluate the following risk factors, which identify some of the potential and substantial risk factors which could be involved if you decide to purchase the Shares in this Offering. Also, you should carefully consider other information contained in this Prospectus before purchasing the Shares. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

You should not rely on forward-looking statements in this Prospectus because they are inherently uncertain. This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this Prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this Prospectus.

Risks Related to InvestNet's Business

InvestNet Has Incurred Losses Since Its Inception on June 12, 2000 and Expects Losses to Continue For the Foreseeable Future


We are in the very early stages of development and could fail before implementing our business plan. InvestNet is a "start up" venture that will incur net losses for the foreseeable future. We have only recently acquired our principal asset, which is an option to explore potential mining property. This makes our business difficult to evaluate because of our limited operating history and expectation of future losses. There is no assurance that we will operate profitably or provide a return on investment in the future.

We Have a Limited Operating History.

We were incorporated in March, 2000 and have not yet commenced our proposed business operations or realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, highly speculative. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors including:

     o The uncertain profitability from potential mining activity on the Bow Mines property;

     o    Our ability to locate profitable mineral properties in the future;

     o    Our ability to generate revenues;

     o    Our ability to control exploration and development costs.

We expect to incur operating losses in future periods as we incur significant expenses associated with exploration and development of our mineral property. We cannot guarantee that we will be successful in realizing revenue or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations. (See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business").

Lack of Revenue and Need for Additional Capital

To date, we have not yet earned any revenue from operations, and accordingly have no constant and continual flow of revenues. While our need for additional capital can not now be precisely ascertained due to the indefiniteness of the ultimate size and scope of mineral exploration and development activity, management believes that we will need funds in the approximate amount of $100,000 over the next twelve months, which amount exceeds our current financial position.

(See "Management's Discussion and Analysis of Financial Condition and Results of Operation"). Further, approximately $300,000 in additional funding is expected to be required within 24 months of this Offering in order to satisfy the successive option payments and the initial exploration expenditures required under the Option Agreement. (See "Description of Business"). Management can offer no assurance that this amount can be procured within the required time frame. We intend to fund our operations through the middle of fiscal year 2001 from the proceeds of this Offering and possibly to realize additional funding through another placement of equity securities or joint venture arrangements (including project financing). Additionally, we are looking for sources of additional capital, however, there can be no assurance that such sources can be found or that, if found, the terms of such capital will be commercially acceptable. Due to this need for additional capital for our business plan to succeed, the lack of consistent revenues or the inability to obtain the necessary capital or both could prove to be detrimental factors in the development of our business.

Lack of Mineral Extraction Experience

Mr. Campbell has had only limited direct experience in the management or operation of any business engaged in the mineral exploration or extraction industry. This lack of direct experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. Mr. Campbell's lack of previous direct experience in the mineral exploration and extraction industry could have a material adverse effect on our future operations and prospects. For more information pertaining to management's background. (See "Directors, Executive Officers, Promoters and Control Persons").

Industry Conditions, Economic Factors

In general, mineral exploration and extraction (particularly for gold) is highly speculative in nature, frequently is nonproductive, and involves many risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stage and are dependent on the proceeds to be realized from the sale of Shares in this Offering for funds necessary to carry out our planned exploration and development program. We cannot guarantee that our exploration efforts will be successful, that any production will be obtained, or that production, if obtained, will be profitable. Moreover, an extended period of time may be needed to develop the Bow Mines property.

Because the market prices of any minerals produced are subject to fluctuation, the economic feasibility of production may change during this period of time of development. We do not claim any known ore reserves are on the Bow Mines property.

While we believe that the Bow Mines property could contain minerals, further exploration and mineral assessments may indicate that our claims are not sufficiently mineralized and may later be abandoned or determined to be unfeasible because of such insufficient mineralization.

An additional factor that will have an impact, is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue development work. These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect its strategy and business plans. There can be no assurance that our mineral exploration and development activities will be successful or profitable.

Lack of Proven or Probable Mineral Reserves

The economic viability of a mineral property cannot be determined until extensive exploration and development has been conducted and a comprehensive feasibility study performed. Although work by prior companies has indicated that precious minerals exist on the Bow Mines property, we cannot confirm from that prior exploration the extent, if any, of existing precious metal deposits. Further, we have not completed any geological testing that would establish that proven or probable mineral reserves exist on the Bow Mines property. Consequently, we have been unable to ascertain whether adequate mineral reserves sufficient for profitable operations exist. Notwithstanding the preceding, management believes that indications evidenced by prior work on the property attests to the existence of sufficient mineralization to warrant continued development of the Bow Mines property. However, there can be no assurance that proven or probable ore reserves will ultimately be identified for further development.

Limited Number of Mineral Properties

We are to be engaged in the exploration and development of precious metals and currently have rights, and for the foreseeable future will have rights, to explore and develop only one mineral property. At the present, our success depends entirely upon our ability to identify and extract minerals from this one property on a profitable basis. This lack of diversification into other industries or mineral properties may make the results of our operations more volatile than they would be if we operated in more than one industry, or owned or controlled additional mineral properties. (See "Description of Business").

No Obligated Purchaser

We have not entered into any agreements with any purchasers for any potential production. While management believes that, due to the very nature of the market for precious metals, we will not have significant trouble finding purchasers of the most important portion of our production, the failure to have an obligated purchaser may make our business riskier than if we were to have a substantial, credit-worthy purchaser obligated to purchase all or a substantial portion of our potential production.

Retention and Attraction of Key Personnel

Our success will depend, in a large part, on our ability to retain and attract highly qualified personnel with experience in the exploration, development and production of precious metals. Our success in retaining present staff and in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits. Also, the process of acquiring employees with the combination of skills and attributes required to carry out our business plan is very competitive and often very time consuming. Thus, we can not be certain that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. Further, these same obstacles will impact our success in retaining or attracting professional individuals to fill key management positions.

Reliance Upon Directors and Officers and Limited Management Resources

We are wholly dependent, at the present, upon the personal efforts and abilities of our Officers and Directors who exercise control over the day-to-day affairs of InvestNet. In particular, we are substantially dependent upon the efforts and skills of Mr. Ruairidh Campbell, a Director and the President of InvestNet, and Dr. Stewart Jackson, a Director of InvestNet. We do not have employment agreements or non compete agreements with either Mr. Campbell or Dr. Jackson, and as a result there is no assurance that either will continue to manage our affairs in the future. The loss of the services of either Mr. Campbell or Dr. Jackson, or the inability of either of them to devote sufficient attention to the operations of InvestNet, would have a materially adverse effect on our operations. We do not maintain "key person" life insurance on either of Mr. Campbell or Dr. Jackson. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform, or that we would be able to hire additional, qualified management personnel to perform such responsibilities in view of a tight employment market and financial constraints.

Regulatory Concerns

InvestNet's exploration and development operations are subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. We must comply with local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odor, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. (See " Description of Business"). Although we believe that we are, or will attempt to be, in substantial compliance with such regulations, laws and requirements with respect to our mineral property, failure to comply could have a material adverse effect on us, including substantial penalties, fees and expenses, significant delays in operations and the potential shutdown of our operations. Also, we must obtain and comply with local, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although we do not foresee material problems or delays, no assurances can be given that we can obtain the necessary permits to commence exploration activities, or if permits are obtained, that there will be no delay in commencing our operations or that we will have the ability to commence economic production in compliance with the necessary permits.

Existing, as well as future, legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of our properties. The extent to which future legislation or regulations might affect our operations cannot be predicted. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect our exploration program. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

Competition

We seek to operate in an industry that is characterized by intense competition for resources, equipment and personnel. Most of our principal competitors are substantially larger, have substantially greater financial and other resources and expend considerably larger sums of capital than we do for exploration and development. This could affect our ability to successfully compete in this industry.

Insurance Coverage and Uninsured Losses

We have not procured insurance covering personal injury, workers' compensation or damage to property and equipment. There can be no assurance that we will be successful in obtaining insurance at acceptable rates or that such insurance will prove adequate. Moreover, in view of recent trends in damage awards in personal injury lawsuits, insurance apparently adequate at the time of its procurement may prove insufficient to satisfy large losses or judgments that may subsequently be obtained against InvestNet. Furthermore, certain types of insurance coverage (generally against losses caused by natural disasters and Acts of God) are either unattainable or prohibitively expensive. Substantial damage awards against InvestNet or substantial damages not covered by insurance could affect our ability to continue as a going concern and may force us to seek protection under federal bankruptcy laws.

Volatile Market Prices for Gold

The price of gold will have a material effect on our financial operations. Following deregulation, the market price for gold has been highly speculative and volatile. The price of gold reached a short-lived high in 1980 of slightly over $800 per ounce. The price of gold is currently less than $300 per ounce. Instability in the price of gold may affect the profitability of our operations. No assurances can be given that we have or will discover gold mineralization in commercial quantities, or if such mineralization in commercial quantities has been or is hereafter discovered, that such gold could be produced at a profit given the recent market price range for gold.

No Dividends

The holders of the common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available. To date, we have not paid any cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. If we obtain additional financing, it is likely that there will be restrictions on InvestNet's ability to declare any dividends. (See "Description of Securities").

Risks from Acquisitions

While we do not expect that acquisitions will be a central part of our business plan, we may acquire complementary tracts of land, companies, products, services or technologies as part of our business plan. Our success in these acquisition activities depends on our ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully. Any such transactions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things:

     o the difficulty of assimilating the operations and personnel of the acquired companies;

     o    the potential disruption of our ongoing business;

     o the inability of management to maximize its financial and strategic position through the successful incorporation of acquired businesses and technologies;

     o    additional   expenses   associated   with   amortization  of  acquired
          intangible assets;

     o    the  maintenance  of  uniform  standards,   controls,  procedures  and
          policies;

     o    the impairment of relationships with employees, customers, vendors and
          contractors  as  a  result  of  any   integration  of  new  management
          personnel; and

     o    the potential unknown liabilities associated with acquired businesses.

There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, our pursuit of any future acquisition may have a material adverse effect on our business, results of operations, financial condition and cash flows. To the extent we choose to use cash for acquisition consideration in the future, we may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all.

Acquisition  of or  Combination  with Another  Company Could Dilute  Stockholder
Value

Should we not be successful in developing the mineral property, management may spend a significant portion of operational time evaluating other business opportunities that may be available to InvestNet. In the event of a business combination, the ownership interests of holders of existing shares of InvestNet's common stock would be diluted. Due to our limited financial resources, the only way we will be able to diversify our activities, should our business plan prove to be impractical, would be to enter into a business combination.

Any asset acquisition or business combination would likely include the issuance of a significant amount of our common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, our stockholders may not have an opportunity to vote on whether to approve it. For example, the Board of Directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but InvestNet's Officers and Directors must exercise their powers in good faith and with a view to the interests of the corporation.

InvestNet  May  Enter In To New  Line of  Business  Which  Investors  Could  Not
Evaluate

In the event of a business combination, acquisition, or change in shareholder control, we may enter in to a new line of business that an investor did not anticipate and in which that investor may not want to participate. We may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of InvestNet's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace existing or future management. As a result, the new management may decide not to continue to implement our current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in InvestNet.

InvestNet Will Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

Our ultimate success will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to InvestNet. If not available, our operations will be severely limited, and we will be unable to implement our business plan.

Investment Risks

InvestNet's Common Stock Has No Prior Market, And Prices May Decline After the Offering

There is no public market for InvestNet's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate an investment without considerable delay, if at all. The trading market price of InvestNet's common stock may decline below the Offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for InvestNet's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of InvestNet's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in InvestNet's common stock the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in InvestNet stock.

Investors May Face Significant Restrictions on the Resale of InvestNet Stock Due to State Blue Sky Laws

Each state has its own securities laws, often called "blue sky laws", which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for InvestNet's stock. There may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy InvestNet's securities.

Accordingly, investors should consider the secondary market for InvestNet's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Investors May Face Significant Restrictions on the Resale of InvestNet Stock Due To Federal Penny Stock Regulations

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the

Securities and Exchange Act of 1934, as amended. Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to InvestNet and its securities. The rules may further affect the ability of owners of InvestNet's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Year 2000 Risks

Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the change in century. If not corrected, many computer software applications could fail or create erroneous results beyond the year 2000. We believe our software is year 2000 compliant. To date, we have not experienced any year 2000 problems and our computer programs are fully operational. However, we use software, computer technology and other services provided by third-party venders that may eventually fail due to the year 2000 phenomenon.

                                 USE OF PROCEEDS

The gross proceeds to InvestNet from the sale of the 10,000,000 shares of common stock offered by InvestNet hereby at an assumed initial public Offering price of $.01 per share are estimated to be $100,000.

InvestNet expects to use the net proceeds, listed in the order of priority, as follows:

Purpose                                * 50% Subscription    **100% Subscription
-------                                ------------------    -------------------
Organizational Purpose                      $    5,000            $   5,000
Expenses associated with the Offering       $   11,000            $  11,000
Feasibility of Mineral Property
development                                 $   25,000            $  45,000
Working Capital                             $    9,000            $   9,000
Repayment of Shareholder Loan               $        0            $  30,000
                                             ---------             --------
                                            $   50,000            $ 100,000

*   Assumes sale of 50% of the stock being offered
**  Assumes sale of 100% of the stock being offered

We continually evaluate other business opportunities that may be available, whether in the form of asset acquisitions or business combinations. We may use a portion of the proceeds for these purposes. Aside from the Option Agreement with Bow Mines Ltd. and Karl Schindler and a promissory note entered into with a major shareholder, we are not otherwise a party to any contracts, letters of intent, commitments or agreements and are not currently engaged in active negotiations with respect to any acquisitions. (See "Description of Business" and "Certain Relationships and Related Transactions").

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this Offering based upon present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this Offering in a manner other than as described herein. Consequently, future events, including changes in our business plans, research and development results and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable.

We believe that the proceeds of this  Offering,  together  with  projected  cash flows from operations, will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this Offering. In the event that our plans change or our assumptions prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our exploration and development efforts.

                         DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no trading market for the Shares offered. Consequently, the initial public Offering price of the Shares was arbitrarily determined. The factors considered in determining the Offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The Offering price is not an indication of and is not based upon the actual value of InvestNet. It bears no relationship to the book value, assets or earnings of InvestNet or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of the securities.

                            SELLING SECURITY HOLDERS

There are no selling security holders.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 10,000,000 shares of our common stock to the public on a "best efforts" basis. There can be no assurance that any of these Shares will be sold. This is not an underwritten Offering. We have not committed to keep the registration statement effective for any set period of time. The gross proceeds will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of InvestNet's common stock. InvestNet intends to apply to have its shares traded on the OTC bulletin board under the symbol "INNT".

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities . Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the Offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act of 1933, for which an exemption from registration as provided in Section 3 and Section 4 are not available.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and the Bow Mines property is not the subject of a pending legal proceeding. Further, our Officers and Directors know of no legal proceedings against us or our property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each Director and Executive Officer of InvestNet:

Name                       Age         Position
----                       ---         --------
Ruairidh Campbell          37          President, Secretary, Treasurer, Director
Dr. Stewart Jackson        59          Director

Ruairidh Campbell

On March 15,  2000,  Mr.  Campbell  was  elected as an Officer  and  Director of
InvestNet. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified. Thereafter, Directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.

Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris Doctorate with an emphasis in corporate law, including securities and taxation. Over the past five years he has been an Officer and Director of several public companies that include: NovaMed, Inc., a manufacturer of medical devices (President and Director from 1995 to present), Bren-Mar Minerals, Ltd., a Canadian mineral resource development company (President and Director 1995 to present), and Allied Resources Inc., a Canadian based oil and gas development company (President and Director 1998 to present). Mr. Campbell is also the President and a Director of Aswan Investments, Inc., Cairo Acquisitions, Inc. and Alexandria Holdings, Inc., three shell companies that are fully reporting and in the process of becoming effective and the President and a Director of EnterNet, Inc., a company seeking to become a wholesale distributor of vitamins through the Internet. EnterNet recently (July 28, 2000) filed a SB-2 Registration Statement with the Small Business Division of the Securities and Exchange Commission.

Dr. Stewart Jackson

On June 9, 2000, Dr.Jackson was appointed as a Director of InvestNet. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified.

Dr. Jackson graduated from the University of Western Ontario with a Bachelor of Science in Geology, obtained a Master of Science degree from the University of Toronto in Stratigraphy and Mineral Deposits and earned a Ph.D. in Stratigraphy and Economic Geology from the University of Alberta. Dr. Jackson has 34 years experience in the mineral industry. He is actively involved in the exploration and development of both base and precious metal deposits in a wide range of environments for both large and small companies. Dr. Jackson is responsible for the discovery and development of several major mineral discoveries, including the Red Dog multi-billion dollar zinc deposit in northwestern Alaska for Cominico Resources, Inc. and the Borealis, South McCoy and Manhattan gold deposits in Nevada for Houston Oil & Minerals, Inc. Over the past five years he has been a Director of several public companies involved in mineral industry including: Monument Resources, Inc. (Director), Starfire Resources, Inc. (Director), Continental Precious Minerals, Ltd. (Director), Little Squaw Goldmining Company (Director), Bevedis International, Inc. (Director),Bren-Mar Minerals Ltd. (Director), Allied Resources, Inc. (Director).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2000, InvestNet's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by InvestNet to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                                         Nature of                Amount of
     Title of Class                 Name and Address                     Ownership                Ownership         Percent Of Class
     --------------                 ----------------                     ---------                ---------         ----------------
      Common Stock                  Ruairidh Campbell                    President,                250,000                50.00%
   ($0.01 par value)                3310 Werner Avenue                   Secretary,
                                   Austin, Texas 77822                 Treasurer, and
                                                                          Director

      Common Stock                 Dr. Stewart Jackson                    Director                    0                    0.00%
   ($0.01 par value)               6025 So. Eaton Lane
                                Littleton, Colorado 80123

      Common Stock                     Wolf Fiedler                    50% Beneficial              250,000                50.00%
   ($0.01 par value)            938 Howe Street, Suite 713                 Holder
                               Vancouver, British Columbia,
                                      Canada V6Z lN9

                           All Executive Officers and Directors                                    250,000                50.00%
                                as a Group (2 Individuals)

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by InvestNet's Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

The  authorized  capital  stock of  InvestNet  consists  of  50,000,000  shares:
45,000,000 shares of common stock having a par value of $0.001 per share, of which 500,000 are issued and outstanding, and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share, of which no shares are issued and outstanding. The Articles of Incorporation do not permit cumulative voting for the election of Directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of InvestNet's common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of InvestNet do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of InvestNet's Directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of InvestNet available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of InvestNet's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in InvestNet.

Legal Matters

The validity of the shares of Common Stock offered hereby will be passed upon for InvestNet by Richard Surber, Esq.

Experts

The financial statements of InvestNet as of June 30, 2000 included in this Prospectus have been audited by Tanner + Co., Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

InvestNet's Articles of Incorporation provide that it will indemnify its Officers and Directors to the full extent permitted by Nevada state law. InvestNet's Bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or Officer of InvestNet or is or was serving at the request of InvestNet as a Director, Officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by, such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General

InvestNet was incorporated under the laws of the State of Nevada on March 16, 2000, and is in its early developmental and promotional stages. InvestNet was formed for the purpose of engaging in efforts to identify, develop and extract precious metals. To date, InvestNet's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. InvestNet's principal asset consists of an option to explore and if feasible develop a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. The Bow Mines property is a gold- silver vein prospect with a regional history of precious metals recovery. InvestNet has not commenced commercial operations and has no full time employees.

Option Agreement

On June 16, 2000, InvestNet entered into an Option Agreement with Bow Mines Ltd. and Karl Schindler. The Option Agreement grants to InvestNet the exclusive right to acquire a 100% interest in the Bow Mines property subject to a net smelter royalty of 4% in consideration of certain option payments and expenditures to be satisfied over the next six years. InvestNet satisfied the initial option payment of $30,000 on June 14, 2000 and must make seven successive option payments by certain dates in order to maintain the Option and incur a determined amount of exploration expenses to acquire the Bow Mines property. The successive option payments and the determined amount of exploration expenses with the respective performance dates are as follows:

Option Payments                     Amount                    Due Date
---------------                     ------                    --------

Second Option                       $5,000                 June 14, 2001
Third Option                        $5,000               December 14, 2001
Fourth Option                      $60,000                 June 14, 2002
Fifth Option                       $100,000                June 14, 2003
Sixth Option                       $100,000                June 14, 2004
Seventh Option                     $100,000                June 14, 2005
Eighth Option                      $100,000                June 14, 2006


Exploration Expenditures            Amount                      Date
------------------------            ------                      ----

Initial Exploration                $250,000                 July 1, 2002
Secondary Exploration              $500,000                 July 1, 2004
Tertiary Exploration              $1,000,000                July 1, 2006


Should InvestNet's Exploration Expenditures in any given period exceed that minimum amount required by the Option Agreement, then that amount in excess is to be credited to the following periods. InvestNet is to act as the Operator, in connection with all exploration work to be carried out on the Bow Mines property.

Description of Property

The Bow Mines property is located approximately three miles from the city of Greenwood in southern British Columbia, Canada. The claims can be reached from Greenwood via paved road by following Highway 3 south for three miles towards Boundary Falls and then turning northwest onto Boltz Road for one and half mile journey to the property. The northern portion of the Bow Mines property is situated on a sparsely covered, moderately steep, east facing slope overlooking Boundary Creek. The main mine workings are located just south of a prominent diorite cliff with over 1,000 feet of vertical relief. South of the mine area, the topography is subdued, with undulating grassy hills sloping east into the Boundary Creek valley. Elevations range from about 2,000 feet in the Boundary Creek valley in the south east portion of the property and to about 3,500 feet at the top of the diorite cliffs to the northwest. Rock exposure is good in the northern part of the Bow Mines property while a thick layer of cover subdues much of the southern portion of the property with only minimal outcrop exposed. The climate is typically dry, with hot summers and little rainfall. Snowfall is light, generally less than three feet a year, being usually snow free from March until mid November each year.

Property Title

The Bow Mines Property consists of 3 Mineral Leases (comprising 6 former crown grants), one 4-post mineral claim, two Reverted Crown Grants and four 2-post mineral claims, as summarized below. The claims and leases are registered in the name of Karl Schindler, in trust for Bow Mines Limited and optioned to InvestNet.

The claim map does show a possible fraction existing between the south boundary of the May Mac claim and the northern boundaries of the A No. 3 and A No. 4 claims. We intend to remedy this predicament by staking two additional 2 post mineral claims.

Claim Name                Tenure Number       Units              Expiration Date
----------                -------------       -----              ---------------

May Mac                       214189            12                 08/17/2001
A No. 1                       216570            1                  10/31/2001
A No. 2                       216571            1                  10/31/2001
A No. 3                       216572            1                  10/31/2001
A No. 4                       216573            1                  10/31/2001
Tunnel RCG (L 888)            216644            1                  08/08/2001
Boundary Falls RCG (L889)     216647            1                  08/16/2002




Mineral Leases               Tenure Number               Anniversary Date
--------------               -------------               ----------------

ML 423                          216298                      08/08/2000
Nonsuch L389
Republic L426
Hidden Treasure L1019
Cosmopolitan L 1680

ML 430                          216301                      11/15/2000
Last Chance L644

ML 431                          216302                      11/17/2000
Don't Know  L 2374

The Mineral Leases are 30 year leases with annual payments necessary on the anniversary date listed. The leases come up for renewal in 2023.

Regional History

The Greenwood District is a highly mineralized district that ranks as the sixth largest gold producing region in British Columbia, with a total aggregate production of over 1 million ounces of gold. The majority of this gold production is from the Phoenix copper-gold property, located about 5 miles northeast of the Bow Mines property. Approximately 25 miles to the south of Greenwood, in excess of 2.5 million ounces of gold, at an average grade of 0.5 oz/t has been produced from epithermal veins in the Republic District of northern Washington. Furthermore, recent exploration in the area between Republic and the International Border with the United States has resulted in the discovery of nine new deposits within the past 10-15 years with a total combined gold content in excess of 4 million ounces. Deposits include:

                  Crown Jewel               8 million tons @ 0.18oz/t
                  Lamefoot                  2.2 million tons @ 0.2oz/t
                  Golden Eagle              11 million tons @ 0.1oz/t

The total gold produced, including known reserves, in an area measuring 31 miles by 25 miles, which includes the Greenwood and Republic Districts exceeds 7.4 million ounces of gold.

Bow Mines Property History

The majority of the previous work done by other exploration and development companies on the Bow Mines property has been directed at two parallel southeast striking gold-silver vein systems, the Upper and Lower Skomac veins. Total production from the Bow Mines property from discovery to present is reported by prior operating companies at 3,931 tons averaging 0.15oz/t gold, 6.9oz/t silver, 1.6% lead and 1% zinc.

The Skomac veins, which are hosted in a thinly bedded carbonaceous argillite, are emplaced along shear zones on close spaced en-echelon fractures, striking about 310-320 degrees, and dipping from 40-60 degrees to the northeast. The shear zones average about 10 to 13 feet in width, within which white quartz veins occur. The veins varying from 18 inches to 10 feet in width, with an average width of about 3 feet. Mineralization in the veins consists of wisps and lenses of pyrite and galena, with associated gold and silver mineralization. Lesser sphalerite, chalcopyrite, tetrahedrite and native silver also occur.

A considerable amount of underground exploration and development work was done on the Upper Skomac vein by other exploration and development companies in the 1970's and 1980's. The Upper vein is exposed underground over a strike length of about 700 feet with an average dip of approximately 50 degrees northeast. Four known ore shoots occur within the exposed strike length. The shoots range from 50 to 115 feet in strike lengths and consist of thickened mineralized quartz lenses that may reach widths of 20 feet. Drilling has also shown the presence of a mineralized quartz vein of good grade and width, situated below Level 6, which when projected to Level 7 appears to lie about 100 feet north of the Level 7 drift.

InvestNet has little information regarding the Lower Skomac Vein as there has been no modern exploration or development of this prospect. The historic records (Minister of Mines Annual Report 1904) document a small shipment of ore 38 tons that graded 9.3oz/t gold from these workings and samples analyzed from this area in the 1970's indicated grades of 1oz/t gold for the first 30 feet of the Lower Skomac audit. The only sample tested of the mineralized argillite footwall found in the Lower Skomac vein returned a very high grade gold of 2.4oz/t and 4.93oz/t silver over a narrow width.

Two additional veins are known to occur in the southern portion of the Bow Mines property (Boundary Falls area veins), although very little exploration or development of these veins or the surrounding area has been done. Gold grades and gold/silver ratios are generally higher in samples from the Boundary Falls area veins than in those from the Skomac veins (0.42oz/t gold and 0.93oz/t silver).

A significant gold soil anomaly was discovered about 1,500 feet southeast of the Lower Skomac vein. The anomaly is poorly defined by the very coarse sample spacing but appears to be in a northeast trend, exceeding 650 feet in strike length with a maximum value of 230 parts per billion gold. No follow up was ever done in this area. Several other geochemical and geophysical anomalies exist on the Bow Mines property that will require exploration.

Exploration Program

InvestNet intends to embark on a two phase exploration program in an attempt to determine the economic feasibility of developing the Bow Mines property for the extraction of precious metals. The first phase will consist of surface exploration, which will include geological mapping, geochemical sampling and geophysics, as well as underground development of the Upper Skomac vein. Phase 2 of the exploration program will be contingent upon the results of Phase 1 of the program and will include further target area definition, plus drill and trench follow up to targets identified during Phase 1.

Phase 1 (Total Phase 1 Budget)

Surface Exploration                                               ($120,000)

     1. Stake two 2 post claims to cover possible fraction between existing claims.

     2. Establish a detailed grid over the entire property and complete geological mapping, rock chip sampling and ground magnetometer and VLF-EM surveys over the entire grid.

     3. Complete a multi-element soil sample survey over the entire grid, with the exception of areas of very thick glacial till cover defined by the mapping program.

     4. Re-examine and re-sample the mineralized footwall in the Lower Skomac vein. Similarly, re- examine and re-sample available drill core and underground exposures to test for other areas of potentially mineralized wall rock to the veins.

Underground Exploration and Development                           ($300,000)

The proposed program involves a total of 420 feet of drifting and 260 feet of raising with accompanying detailed mapping and sampling of the vein and wall rock of the Upper Skomac Vein on Level 7. The northern branch of the Level 7 drift would be extended for 160 feet to intersect the projected mineralized vein. A raise would then be driven on the vein for 260 feet to break through to Level 6. Drifting along the vein on Level 7 would also be completed for a further 260 feet to the west.

Phase 2 (Total Phase 2 Budget)                                    ($200,000)

A Phase 2 program is to be implemented to follow up on targets defined by Phase 1 of the exploration program. Phase 2 will be contingent on the results of Phase 1 and is expected to include follow up geophysics, possibly SP or Pulse EM surveys, plus surface diamond drilling and trenching of veins or other targets.

Market

Precious metals have two main categories of use, product fabrication and bullion investment. Fabricated precious metals have a wide variety of end uses, including industrial and technology uses. Purchasers of official coins and high-karat jewelry, frequently are motivated by investment considerations, so that net private bullion purchases alone do not necessarily represent the total investment activity in precious metals.

The potential profitability of InvestNet's prospective business is significantly affected by changes in the market price of precious metals. The market prices of precious metals can fluctuate widely and are affected by numerous factors beyond InvestNet's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production and cost levels in major mineral producing regions. Further, the prices of precious metals sometimes are subject to rapid short term changes because of the speculative activities. The current demand for and supply of precious metals affect precious metals prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of precious metals consists of a combination of new mine production and existing stocks of bullion and fabricated precious metals held by governments, public and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of precious metals, normal variations in current production do not necessarily have a significant impact on the supply of precious metals or on their prices. The result being that markets for precious metals generally are characterized by volatile prices.

Competition

The mining industry is very competitive. A high degree of competition exists to obtain favorable mining properties and suitable mining prospects for drilling, exploration, development and mining operations. InvestNet will encounter significant competition from companies presently engaged in the mining industry. Generally, all of these competitive companies are substantially larger than InvestNet and have substantially greater resources and operating histories. Accordingly, there can be no assurance that InvestNet will be successful in competing with existing and emerging companies in the mining industry.

Government Regulation and Environmental Concerns

InvestNet's exploration and development operations will be subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. InvestNet must comply with local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odor, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public.

The Canadian Mineral Tenure Act sets forth rules for locating claims, posting claims, working claims and reporting upon work performed. InvestNet is also subject to the British Columbia Mineral Exploration Code that determines how and where companies involved in mining activities can explore for precious metals. Environmental concerns are protected under the Health, Safety and Reclamation Code for Mines in British Columbia. The most significant provisions of this Code deal with employee health and safety, mineral land reclamation, preservation of archaeological sites, access to exploration areas and waste discharge from mines, mills and further processing operations.

InvestNet generally will be required to mitigate long term environmental impacts by stabilizing, contouring, reshaping and revegetating various portions of a site once exploration, mining and processing are completed. Reclamation efforts will be conducted in accordance with detailed plans that will have been reviewed and approved by the appropriate regulatory agencies. InvestNet plans to reclaim land concurrently with mining. InvestNet believes that reclamation expenses will not be material, although there can be no certainty in this regard. Compliance with the foregoing laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating and closing mining operations. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that InvestNet would not proceed with the development of a project or decide to operate a mine.

Although InvestNet believes that its prospective exploration activities will be conducted in compliance with all present health, safety and environmental rules and regulations, there is always some uncertainty associated with such due to the complexity and application of such rules and regulations. InvestNet does not anticipate that compliance with existing environmental laws and regulations will have a material impact on its prospective earnings in the foreseeable future, however possible future health, safety and environmental legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in InvestNet's activities to an extent that cannot be predicted.

Employees

InvestNet is a development stage company and currently has no employees. InvestNet is currently managed by Ruairidh Campbell, its sole Officer and a Director. InvestNet looks to Mr. Campbell for his entrepreneurial skills and talents. For a complete discussion of Mr. Campbell's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. InvestNet may hire field geologists to implement the initial exploration on a consulting basis. When the decision is made to hire full time employees, a portion of any employee compensation likely would include the right to acquire stock in InvestNet, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to InvestNet and its common stock, see the registration statement and the exhibits and schedules thereto. Any document InvestNet files may be read and copied at the Commissions Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800SEC- 0330 for further information about the public reference rooms. InvestNet's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this Offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                          Board of Directors Committees

The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The Board of Directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating Directors in the future.

                             DESCRIPTION OF PROPERTY

We have an option to explore and, if feasible, develop a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. (See "Description of Business - Option Agreement"). The Bow Mines property is a gold-silver vien prospect consisting of 3 Mining Leases, two Reverted Crown Grants, four 2-post mineral claims and one 4-post mineral claim. The claims are registered in the name of Karl Schindler and held by him in trust for Bow Mines Ltd. (See "Description of Business - Description of Property.")

We currently maintain limited office space owned by a principal shareholder, Wolf Fiedler and occupied by Ruairidh Campbell, for which we pay no rent. This address is 938 Howe Street, Suite 713, Vancouver, British Columbia, Canada VZ2 1N9 and the phone number is (604) 331-1803. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is implemented.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus. Also, due to our limited operating history, the financial information presented is for the period June 12, 2000 (date of inception) to June 30, 2000. Our fiscal year end is December 31.

This Prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This Prospectus also contains forward-looking statements attributed to certain third parties relating to the prospect of exploring and developing an economically feasible ore body on the Bow Mines property. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Prospectus. InvestNet's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with InvestNet's Financial Statements and Notes thereto and other financial information included elsewhere in this Prospectus.

Results of Operations

During the period from June 12, 2000 (date of inception) through June 30, 2000, InvestNet has engaged in no significant operations other than organizational activities, the execution of an Option Agreement for the purpose of exploring and potentially developing the Bow Mines property and preparation for registration of its securities under the Securities Act of 1933, as amended. We did not receive revenue during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. We anticipate that until these procedures are completed, we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Our business plan is to explore the Bow Mines property for the purpose of identifying economically recoverable deposits of precious metals that will cause the development of the site for mining activities.

Profits

For the period ending June 30, 2000, we recorded an operating loss of $2,046. This lack of profitability is largely attributable to expenses of $2,046 associated with a start up venture. We did not generate any revenues during this period. We expect to continue to operate at a loss through fiscal 2000. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period ending June 30, 2000.

Liquidity and Capital Resources

At June 30, 2000, we had current assets of $2,954 and total assets of $32,954. These assets consist of cash on hand of $2,954 and $30,000 for an option agreement. Net stockholders' equity in InvestNet was $2,954 at June 30, 2000. We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

Cash flow provided from the issuance of common stock was $5,000 for the period ending June 30, 2000. On June 12, 2000, a total of 500,000 shares of common stock were issued for cash. The shares were issued at $0.01, and we received $5,000 as a result of the issuance. Organizational expenses of $2,046 were funded by these shareholder payments and expensed to operations. In addition, in June 2000 we received a loan from a major shareholder of $30,000. This amount is unsecured, non-interest bearing and is due on June 15, 2001. This amount was used to acquire the option rights in the Bow Mine property.

InvestNet's business plan is to explore the Bow Mines property for the purpose of identifying economically recoverable deposits of precious metals that will cause the development of the site for mining activities. Should InvestNet determine that its business plan is feasible, it intends to employ geologist and mining personnel to implement the Phase 1 of the Exploration Program. See "Description of Business".

In order to determine the feasibility of its business plan, InvestNet plans, during the next twelve months, to commence implementation of Phase 1 of the Exploration Program. InvestNet believes that during its first operational quarter, it will need a capital infusion of approximately $50,000 to commence exploration activities. This capital infusion is intended to cover costs of staking additional ground, hiring a geologist, testing rock chip samples, and administrative expenses. In addition, InvestNet will need an additional $300,000 in order to maintain scheduled Option payments and satisfy the initial Exploration Expenditures as determined by the Option Agreement. These expenses will exceed the funds raised by this Offering, and InvestNet will have to obtain additional financing through an Offering or capital contributions by current shareholders.

InvestNet is conducting this Offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, InvestNet believes it will be in a better position, either to conduct a future public Offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts InvestNet may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. InvestNet believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but InvestNet's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

We believe that the proceeds of this  Offering,  together  with  projected  cash flows from operations, will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this Offering. In the event that our plans change or our assumptions prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our exploration efforts.

In addition, InvestNet may engage in a combination with another business. InvestNet cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which InvestNet may eventually combine. InvestNet has not yet engaged in any discussions concerning potential business combinations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no Director, Executive Officer, nominee for election as a Director of InvestNet, or an owner of five percent of more of InvestNet's outstanding shares, or any member of their immediate family, has entered into any related transaction.

On June 12, 2000, InvestNet issued 500,000 shares of common stock at $0.01 for a total of $5,000. 250,000 shares were issued to Wolf Fiedler and 250,000 shares were issued to Ruairidh Campbell, both of whom were either Officers or Directors at the time of issuance.

On June 16, 2000, InvestNet executed a Promissory Note in the amount of $30,000 to be paid no later than June 15, 2001 in favor of Wolf Fiedler, a principal shareholder. This amount is unsecured and non-interest bearing.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for InvestNet's securities. InvestNet has no common equity subject to outstanding purchase options or warrants. InvestNet has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that InvestNet has agreed to register under the Securities Act for sale by shareholders. Except for this Offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by InvestNet.

As of June 30, 2000, there were 500,000 shares of common stock outstanding, held by two (2) shareholders of record. Upon effectiveness of the registration statement that includes this Prospectus, 10,000,000 new shares of InvestNet will be eligible for sale.

To date InvestNet has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon InvestNet's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

No Officer or Director has received any remuneration from us. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our Officers and Directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of Directors, Officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive Officer of InvestNet. The Director currently does not receive any cash compensation for his service as a member of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                                INVESTNET, INC.
                         (A Development Stage Company)
                              Financial Statements
                                 June 30, 2000

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Index to Financial Statements

--------------------------------------------------------------------------------





                                                                            Page

Independent Auditors' Report                                                 F-2


Balance Sheet                                                                F-3


Statement of Operations                                                      F-4


Statement of Stockholders' Equity                                            F-5


Statement of Cash Flows                                                      F-6


Notes to Financial Statements                                                F-7




See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                    INDEPENDENT AUDITORS' REPORT

To the Stockholders' and
Board of Directors of
Investnet, Inc.

We have audited the accompanying balance sheet of Investnet, Inc. (a development stage company), as of June 30, 2000 and the related statements of operations and stockholders' equity, and cash flows for the period from March 16, 2000 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Investnet, Inc. (a development stage company), as of June 30, 2000 and the results of its operations and its cash flows for the period from March 16, 2000 (date of inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TANNER + CO.
---------------------
Salt Lake City, Utah
July 7, 2000

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                                   Balance Sheet
                                                                   June 30, 2000
--------------------------------------------------------------------------------


              Assets

Current assets - cash                                               $     2,954
Other assets - option agreement                                          30,000
                                                                    -----------
                                                                    $    32,954
                                                                    ===========
-------------------------------------------------------------------------------
              Liabilities and Stockholders' Equity

Long-term - Note payable                                            $    29,980
                                                                    -----------
Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                            -
     Common stock, $.001 par value, 45,000,000 shares
       authorized, 500,000 shares issued and outstanding                    500
     Additional paid-in capital                                           4,500
     Accumulated deficit                                                 (2,026)
                                                                    -----------
                  Total stockholders' equity                              2,954
                                                                    -----------
                                                                    $    32,954
                                                                    ===========







                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Operations
                             March 16, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------




Revenues                                                     $                -

General and administrative costs                                          2,026
                                                             ------------------
                  Net loss before income taxes                           (2,026)

Provision for income taxes                                                    -
                                                             ------------------

                  Net loss                                   $           (2,026)
                                                             ==================
Loss per common share - basic and diluted                    $                -
                                                             ==================
Weighted average common shares - basic and diluted                      500,000
                                                             ==================






                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                 (A Developmental Stage Company)
                                               Statement of Stockholders' Equity
                             March 16, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------


                                                                               Additional
                                  Preferred Stock         Common Stock         Paid-in      Accumulated
                                  Shares    Amount     Shares      Amount      Capital        Deficit           Total
                                  -------------------------------------------------------------------------------------
Balance at March 16, 2000 (date
of inception)                          -   $    -           -   $       -     $      -       $        -       $      -

Issuance of common stock for
  cash                                 -        -     500,000         500        4,500                -          5,000

Net loss                               -        -           -           -            -           (2,026)        (2,026)
                                  ------   -------    -------   ---------     --------       ----------       --------
Balance at June 30, 2000               -   $    -     500,000   $     500     $  4,500       $   (2,026)      $  2,974
                                  ======   =======    =======   =========     ========       ==========       ========




                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Cash Flows
                             March 16, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------






Cash flows from operating activities -

     net loss                                                $           (2,026)
                                                             ------------------

Cash flows from investing activities                                          -
                                                             ------------------

Cash flows from financing activities-

     Issuance of common stock                                             5,000
     Proceeds from loan (net of bank fee)                                29,980
                                                             ------------------



Net increase in cash                                                      2,954

Cash, beginning of period                                                     -
                                                             ------------------

Cash, end of period                                          $            2,954
                                                             ==================







                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                   June 30, 2000
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

Organization

The Company was organized under the laws of the State of Nevada on March 16, 2000 (date of inception). The Company has not commenced planned principal operations. The Company proposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.

Earnings Per Share

The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The Company does not have any stock options or warrants outstanding at June 30, 2000.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies (Continued)

Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Going Concern

As of June 30, 2000, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company, or available on terms of acceptable to the Company.

3.   Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance to offset the deferred tax asset related to the net operating loss carryforward.

The Company has net operating loss carryforwards of approximately $2,026, which begin to expire in the year 2020. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

4.   Supplemental Cash Flow Information

No amounts were paid for interest or income taxes during the period ended June 30, 2000.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


5.   Preferred Stock

The Company has authorized up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences.

6.   Recent Accounting Pronouncements

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statements No. 133." SFAS 133 establishes accounting and reporting standards of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.

















                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

InvestNet's Articles of Incorporation, Article 8, filed as Exhibit 3(i), provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of InvestNet or a fiduciary of an employee benefit plan, or is or was serving at the request of InvestNet as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Bylaws, Section 6.09, of InvestNet, filed as Exhibit 3(ii), provide that it will indemnify its Officers and Directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been Directors or Officers of InvestNet, absent a finding of negligence or misconduct in office. The Bylaws also permit it to maintain insurance on behalf of its Officers, Directors, employees and agents against any liability asserted against and incurred by that person whether or not InvestNet has the power to indemnify such person against liability for any of those acts.

The effect of these provisions is potentially to indemnify InvestNet's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with InvestNet. Pursuant to Nevada law, a corporation may indemnify a Director, provided that such indemnity shall not apply on account of (a) acts or omissions of the Director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such Director personally received a benefit in money, property, or services to which the Director was not legally entitled.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public Offering of 10,000,000 shares of our common stock, and all of the following expenses will be born by InvestNet. The amounts set forth are estimates except for the SEC registration fee:

Expense                                                        Amount to be Paid
-------                                                        -----------------
SEC registration fee                                                 $        35
Printing and engraving expenses                                                0
Attorneys' fees and expenses                                               8,000
Accountants' fees and expenses                                             1,500
Transfer agent's and registrar's fees and expenses                           500
Miscellaneous                                                                965
                                                               -----------------
Total                                                                $    11,000
                                                               =================

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of InvestNet securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 15, 2000 InvestNet issued a total 500,000 shares of common stock. 250,000 shares were issued to Ruairidh Campbell and 250,000 shares were issued to Wolf Fiedler. InvestNet relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this Offering based on the following factors (1) the issuance was an isolated private transaction by InvestNet which did not involved a public offering; (2) there were only two offerees who were Officers and Directors of InvestNet, (3) the offerees will not resell the stock but will continue to hold it for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations (6) the negotiations for the sale of the stock took place directly between the offerees and InvestNet.

                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhib.  Page
No.     No.         Description
-----   ----        -----------

3(i)    31          Articles  of  Incorporation  of  InvestNet,  Inc.,  a Nevada
                    corporation, filed with the State of Nevada on March 16, 2000.

3(ii)   33          By-laws of the Company adopted on March 15, 2000.

4(i)    43          Specimen Stock Certificate.

4(ii)   44          Subscription  Agreement  between the  Company  and  Ruairidh
                    Campbell dated March 16, 2000.

4(iii)  47          Subscription  Agreement between the Company and Wolf Fiedler dated March 16, 2000.

5       50          Opinion Letter dated August 3, 2000.

10(i)   53          Option Agreement between Bow Mines, InvestNet, Inc. and Karl
                    Schindler dated June 14, 2000.

10(ii)  67          Promissory  Note between the Company and Wolf Fiedler  dated
                    June 16, 2000.

10(iii) 69          Geological  Report  dated June 23,  2000.  Prepared by Linda
                    Caron, P. Eng.

23(i)   87          Consent of Certified Public Accountant dated August 2, 2000.

23(ii)  50          Consent of Counsel (See Exhibit 5).

27      88          Financial Data Schedule "CE"

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     o    Include any prospectus  required by section 10(a)(3) of the Securities
          Act;

     o Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     o Include any additional or changed material information on the plan of distribution.

     o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the Offering of such securities at the time as the initial bona fide Offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake City, Utah, on August 3, 2000.

                                            InvestNet, Inc. (Registrant)



                                            By:/s/  Ruairidh Campbell
                                               ----------------------
                                            Ruairidh Campbell, President



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                      Title                      Date
---------                      -----                      ----
/s/  Ruairidh Campbell         President, Secretary,      August 3, 2000
----------------------------   Treasurer and Director
Ruairidh Campbell, President